SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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IMMUCOR, INC. (Commission File No. 0-14820)
(Name of Registrant as Specified in Its Charter)

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IMMUCOR, INC.
3130 Gateway Drive
P.O. Box 5625
Norcross, Georgia 30091-5625
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 14, 2003.

        NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the “Meeting”) of Immucor, Inc. (the “Company”) will be held on Friday, November 14, 2003, at 10:00 a.m., local time, at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092 for the following purposes:

    1.        To elect seven directors to serve a one-year term;

    2.        To approve the Immucor, Inc. 2003 Stock Option Plan; and

    3.        To transact such other business as properly may come before the Meeting or any adjournment thereof.

        Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice. Only holders of record of the Company’s Common Stock at the close of business on October 6, 2003 will be entitled to receive notice of and to vote at the Meeting or at any adjournment thereof.

        A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the Meeting, you may, if you wish, revoke your Proxy and vote in person.

                                            By Order of the Board of Directors,

                       STEVEN C. RAMSEY,
Secretary

             October 13, 2003

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND THE MEETING AND VOTE IN PERSON.

IMMUCOR, INC.
3130 Gateway Drive
P.O. Box 5625
Norcross, Georgia 30091-5625

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
NOVEMBER 14, 2003

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Immucor, Inc. (“Immucor” or the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) of the Company to be held on Friday, November 14, 2003, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of the Meeting. The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company.

        The Annual Meeting will be held at 10:00 a.m., local time, at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092. It is anticipated that this Proxy Statement and the accompanying Proxy will be first mailed to shareholders on or about October 13, 2003. A copy of the Company’s 2003 Annual Report is being mailed to the Company’s shareholders along with this Proxy Statement.

        The record date for shareholders entitled to vote at the Meeting is the close of business on Monday, October 6, 2003. As of the close of business on September 15, 2003, the Company had approximately 19,498,358 shares outstanding and eligible to be voted of Common Stock, $0.10 par value (“Common Stock”), with each share entitled to one vote. There are no cumulative voting rights. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Meeting. On September 19, 2003, the Company’s Board of Directors announced a three-for-two stock split to shareholders of record as of the close of business on October 24, 2003. The split will be effected in the form of a 50% stock dividend. All share and per share amounts disclosed in this document have been restated to reflect this stock split.

        If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

        • FOR the election of the nominees for director set forth in “Proposal 1: Election of Directors” on page 2;

         and

• FOR the approval of the Immucor, Inc. 2003 Stock Option Plan (the “Plan”). The Plan is designed to attract and hold key employees and directors to benefit the Company’s growth and stability and to ensure their motivation is closely aligned with shareholder values. The options will be issued at market value, have 10-year terms and become exercisable with respect to 50% of the shares after two years of employment, become exercisable with respect to an additional 25% of the shares after three years of employment, and become exercisable with respect to the remaining 25% of the shares after four years of continued employment following the date of grant.

        In addition, if other matters come before the Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. Immucor has not received notice of other matters that may properly be presented at the Meeting. You may revoke your proxy at any time prior to the start of the Meeting by: (1) submitting a later-dated proxy, (2) voting in person at the Meeting, or (3) delivering instructions to Immucor’s corporate secretary at 3130 Gateway Drive, P.O. Box 5625, Norcross, GA 30091-5625.

        The Meeting will be held if a quorum exists. The presence, in person or by proxy, of stockholders entitled to cast votes for a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the meeting. Broker non-votes (i.e., shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers) and abstentions will be counted only for purposes of determining whether a quorum is present at the meeting, and will not have any effect on the outcome of the vote for the election of directors or the approval of the Plan.

        The favorable vote of a plurality of the shares represented and voted at the Meeting shall be required for the election of directors. Shareholders of the Company do not have any right to cumulate their votes for the election of directors. The Plan will be approved if the votes cast in favor of approving the Plan exceed the votes cast opposing approval of the Plan.

PROPOSAL ONE: ELECTION OF DIRECTORS

Election of Directors

        At the Meeting of shareholders, seven directors, constituting the entire board of directors of the Company (the “Board of Directors”), will be elected to hold office until the next annual meeting of shareholders (that is, until the annual meeting of shareholders held in the year 2004), or until their successors are duly elected and qualified.

        Directors will be elected by a plurality of the shares present and voting at the meeting. A plurality means that the seven nominees who receive the largest number of votes are elected as directors. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. It is expected that these nominees will serve, but if for any unforeseen cause any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

        The following seven persons were nominated by the Board of Directors. Each of these seven nominees has agreed to be identified in this proxy statement and to serve if elected. The nominees, their ages, the years in which they began serving as directors and their business experience are set forth below.

			Director
Name	Age	Position with Company	Since
Edward L. Gallup	64	Chairman of the Board of Directors and Chief Executive Officer	1982
Dr. Gioacchino DeChirico	50	Director, President and Chief Operating Officer	1994
Ralph A. Eatz	59	Director and Senior Vice President-- Chief Scientific Officer	1982
Joseph E. Rosen	60	Director	1998
Roswell S. Bowers	54	Director	2001
Dr. Mark Kishel	57	Director	2002
John A. Harris	52	Director	2003

        Edward L. Gallup has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its founding. Until July 2003, Mr. Gallup was also the President of the Company. Mr. Gallup has worked in the blood banking business for over 35 years.

    Dr. Gioacchino DeChirico has been President and Chief Operating Officer of the Company since July 2003. Prior to assuming his present position, Dr. DeChirico served as Director of European Operations since May 1998, and previous to that, as President of Immucor Italia S.r.l. since February 1994. From 1989 until 1994, Ortho Diagnostic Systems, Inc. employed him in the United States, as General Manager, Immunocytometry, with worldwide responsibility. From 1979 until 1989, he was employed by Ortho Diagnostic Systems, Inc. in Italy, where he began as a sales representative and held several management positions, including Product Manager and European Marketing Manager for Immunology and Infectious Disease products. Ortho Diagnostics is a diagnostics subsidiary of Johnson & Johnson that, among other things, produces and distributes blood banking reagents.

        Ralph A. Eatz, who has worked in the blood banking reagent field for over 30 years, has been a director of the Company since its founding. Mr. Eatz served as Vice President — Operations of the Company since its founding until being appointed Senior Vice President — Operations in 1988. In July 2003, Mr. Eatz assumed his present position of Senior Vice President – Chief Scientific Officer.

        Joseph E. Rosen has been a director of the Company since April 1998. He currently is Director–Business Development & Planning for BioLife Plasma Services. Previously, Mr. Rosen had been employed in various capacities at Sera-Tec Biologicals since its inception in 1969 and had served as its president since 1986. Mr. Rosen is currently serving as Chairman of the Board of the PPTA Source, the plasma collection industry trade group, and has been a member of the board of directors of several public and private health care companies. He has over 30 years of experience in the blood banking industry.

        Roswell S. Bowers has been a director of the Company since December 2001.  Mr. Bowers has extensive experience in the financial services industry. He began his career in 1971 with Citizens & Southern National Bank, a predecessor of NationsBank and Bank of America.  He held a variety of leadership positions in commercial, corporate and international banking during his career.  He retired from Bank of America in 2001, where his most recent position was Executive Vice President and National Commercial Credit Process Executive.  He has served on the Advisory Committee of Alliance Technology Ventures, an early-stage venture capital firm investing in communications technology, Internet infrastructure and life science startups.  Mr. Bowers is a past member of the Board of Trustees of Egleston Children’s Health Care System, Inc., the Board of Trustees of the Georgia Tech Alumni Association, the Board of Directors of the Georgia Tech School of Management and has served on numerous other civic boards and committees.

        Mark Kishel, MD, FAAP has been a director of the Company since February 2002. Dr. Kishel is President and CEO of Emedicine Solutions, Inc. and a co-founder of WellStreet, Inc. Dr. Kishel has an extensive medical background and from 1993 to 2001 he was the Executive Vice President and Chief Medical Officer for Blue Cross Blue Shield of Georgia, Inc. In addition, Dr. Kishel co-founded the Center for Healthcare Improvement, a joint research and teaching collaborative between the Medical College of Georgia and Blue Cross Blue Shield of Georgia. Dr. Kishel is also a director for A.D.A.M. Inc. He is board certified in Pediatrics and is an Assistant Clinical Professor of Medicine at the Medical College of Georgia.

        John A. Harris has been a director of the Company since August 2003. He is a retired financial executive. Mr. Harris has extensive health care experience having been in the industry since 1981. He also has extensive financial experience with 24 years as a financial executive. His most recent position was Executive Vice President, Finance and Strategic Planning and Treasurer for the Cerulean Companies/Blue Cross Blue Shield of Georgia, from February 1996 through March 2001, when Cerulean was acquired by Wellpoint Health Networks.

        Daniel T. McKeithan became a director of the Company in February 1983. Mr. McKeithan is presently self-employed as a consultant to health care companies. From April 1979 until March 1986 he was employed by Blood Systems, Inc., a supplier of blood and blood products, as a general manager and as Executive Vice President of Operations. Mr. McKeithan also has 30 years experience in pharmaceutical and diagnostic products with Johnson and Johnson, Inc., including Vice President — Manufacturing of the Ortho Diagnostic Systems Division. Ortho Diagnostics is a diagnostics subsidiary of Johnson & Johnson that among other things produces and distributes blood banking reagents. Mr. McKeithan wishes to retire from the board of directors this year and will not stand for re-election. As a result of Mr. McKeithan’s retirement from the board of directors, after the Annual Meeting there will be one vacancy on the Company's board of directors. This vacancy may be filled in accordance with the Company’s Bylaws.

Executive Officers

Name	Age	Position with Company	Since
Edward L. Gallup	64	Chief Executive Officer	1982
Dr. Gioacchino DeChirico	50	President and Chief Operating Officer	2003
Ralph A. Eatz	59	Senior Vice President-- Chief Scientific Officer	1982
Steven C. Ramsey	54	Vice President-- Chief Financial Officer and Secretary	1998

        Biographical information for certain Executive Officers not listed below is described above under “Election of Directors.”

        Steven C. Ramsey has been Vice President and Chief Financial Officer since March 1998. Prior to such time, Mr. Ramsey worked for six years at International Murex Technologies Corporation, the last three as Chief Financial Officer. He has more than 26 years of financial management experience.

        There are no family relationships among any of the directors or executive officers of the Company.

        For information concerning the number of shares of the Company’s Common Stock held by each nominee, see “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” below.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES WHOSE NAME APPEARS ABOVE AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of Common Stock of Immucor beneficially owned by (i) each director, (ii) each executive officer of the Company listed in the Summary Compensation Table in this Proxy statement, (iii) each person known to the Company to own more than 5% of the outstanding shares of Common Stock, and (iv) all of the executive officers and directors of the Company as a group. The information provided is as of September 15, 2003 except where indicated. Unless otherwise indicated, the address of each beneficial owner below is 3130 Gateway Drive, P.O. Box 5625, Norcross, GA 30091-5625.

Name of Beneficial Owner	Amount and Nature
(and address for those	of Beneficial		Percent
owning more than five percent)	Ownership of (1)		of Class (1)
Edward L. Gallup	334,440	(2)	1.7%

Ralph A. Eatz	481,070	(3)	2.5%

Dr. Gioacchino DeChirico	90,000	(2)	*

Steven C. Ramsey	0		*

Joseph E. Rosen	10,620	(4)	*

Roswell S. Bowers	11,250	(5)	*

Dr. Mark Kishel	150	(6)	*

John A. Harris	0		*

Daniel T. McKeithan	55,749	(7)	*

Chartwell Investment Partners, L.P.	1,298,181	(8)	6.7%
1235 Westlakes Drive, Suite 400
Berwyn, PA 19312-2416

All directors and executive officers	983,279		5.0%
as a group (nine persons)

_________________
        * less than 1%.

(1)

Pursuant to the rules of the Securities and Exchange Commission, a person is deemed to beneficially own shares of the Company’s Common Stock if that person has or shares “voting power,” which includes the power to vote or to direct the voting of a security, or “investment power,” which includes the power to dispose of or to direct the disposition of a security. For purposes of this table, a person is also deemed to beneficially own any shares that such person has a right to acquire within sixty days of September 15, 2003, such as by the exercise of stock options, and any such Common Stock not presently outstanding shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2)	Includes an option to acquire 56,250 shares at an exercise price of $4.31 and an option to acquire 33,750 shares at an exercise price of $2.40.

(3)	Includes an option to acquire 56,250 shares at an exercise price of $4.31 and an option to acquire 123,750 shares at an exercise price of $2.40.

(4)	Includes a currently exercisable option to acquire 6,750 shares at $5.50 per share.

(5)	Represents 11,250 shares owned directly.

(6)	Represents 150 shares owned indirectly.

(7)	Represents 55,749 shares owned directly.

(8)

Chartwell Investment Partners L.P. (“CIP”) reported in a Schedule 13F dated July 16, 2003, that in its capacity as an investment adviser may be deemed to beneficially own 1,298,181 shares or 6.7% of the Company, which are held of record by clients of CIP. CIP indicated that it had the sole power to vote or to dispose of all 1,298,181 shares.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors conducts its business through meetings of the Board and through committees established in accordance with the Company’s Bylaws. The Board of Directors has established an Audit Committee, which has the responsibility of reviewing the Company’s financial statements with management and the independent auditors prior to the publication of such statements and determining that all audits and examinations required by law are performed. Messrs. McKeithan, Lanson and Bowers comprised the Company’s Audit Committee during the fiscal year ended May 31, 2003. Mr. Lanson resigned from the board in July 2003 to assume the position of Director of European Operations for the Company. Dr. Kishel replaced Mr. Lanson on the Audit Committee. The Board of Directors has also established a Stock Option Committee, which has the authority to grant stock options to employees from time to time and to administer the Company’s various stock plans. Messrs. Kishel and Rosen are members of the Company’s Stock Option Committee. The Board of Directors has also established a Compensation Committee, which is responsible for setting the annual compensation of the Company’s executive officers. The Compensation Committee consists of Messrs. Rosen and Kishel. The Board does not have a standing nominating committee.

        The Board of Directors met seven times, the Audit Committee met eight times, the Compensation Committee met twice, and the Stock Option Committee met twice during the fiscal year ended May 31, 2003. Each Director attended at least 75% of the total of all meetings of the Board of Directors and any committee on which he served.

Audit Committee

        The Audit Committee is currently comprised of Daniel T. McKeithan, Dr. Mark Kishel, and Roswell S. Bowers. Mr. Lanson was a member of the Audit Committee until July 2003, when Mr. Lanson resigned to assume the position of Director of European Operations for the Company and Dr. Kishel was named to the committee. Each current member of the Audit Committee, and each member who served on the Audit Committee during the fiscal year ended May 31, 2003, is “independent” as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Audit Committee has adopted a written charter, a copy of which is included as Appendix A to this proxy statement.

Report of the Audit Committee

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments on the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

        The Audit Committee discussed with the Company’s internal audit representatives and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal audit representatives and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended May 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, and the Board has approved, the selection of the Company’s independent auditors.

Roswell S. Bowers, Audit Committee Chair
Daniel T. McKeithan, Audit Committee Member
Dr. Mark Kishel, Audit Committee Member

September 15, 2003

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee has responsibility for determining the types and amounts of executive compensation, including setting the number of stock options that can be granted to executive officers as a group. Joseph Rosen and Dr. Mark Kishel are the members of the Compensation Committee. The Stock Option Committee determines the number of shares to be granted to individual executive officers. Messrs. Kishel and Rosen are members of the Company’s Stock Option Committee. The Company’s Chief Financial Officer, Mr. Ramsey, attends the meetings of the Compensation Committee at the request of the Board of Directors. Neither Mr. Rosen nor Dr. Kishel is, nor have they ever been, officers or employees of the Company.

        During the last fiscal year, no executive officer of the Company served either as: (1) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; (2) a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Executive Compensation

        The following table sets forth the compensation earned by each of the Company’s executive officers for services rendered in all capacities to the Company for the last three fiscal years.

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
Annual Compensation					Awards
			Bonus and	Other Annual	Securities
Name and	Year	Salary	401(k)	Compensation	Underlying
Principal Position			contributions	(2)	Options
			(1)		(3)
Edward L. Gallup	2003	$279,616	--	$49,340	--
Chairman of the Board and	2002	237,066	$40,391	46,363	112,500
Chief Executive Officer	2001	225,008	--	40,626	--

Dr. Gioacchino DeChirico	2003	270,833	--	16,625	--
President and	2002	213,976	39,100	16,624	112,500
Chief Operating Officer	2001	205,746	--	16,624	--

Ralph A. Eatz	2003	271,300	6,441	32,960	--
Director and Senior Vice	2002	230,291	45,207	31,753	112,500
President - Chief Scientific Officer	2001	218,562	3,511	32,306	--

Steven C. Ramsey	2003	218,345	5,165	2,500	--
Vice President - Chief Financial	2002	197,778	32,276	2,500	33,750
Officer and Secretary	2001	181,712	3,449	2,500	--

(1)

Represents amounts the Company contributed to the 401(k) retirement plan on behalf of the named executive officers. Also includes in 2002 bonuses of $40,391, $39,242, $39,100, and $26,342 for Messrs. Gallup, Eatz, DeChirico, and Ramsey, respectively.

(2)

Includes the value of life insurance premiums and an allowance for automobile expenditures for each of the above named executive officers as follows: For 2003 – for Messrs. Gallup, Eatz, DeChirico, and Ramsey, life insurance premiums of $39,740, $23,360, $7,025, and $2,500, respectively, and an allowance for automobile expenditures for Messrs. Gallup and Eatz and Dr. DeChirico of $9,600 each. For 2002 – for Messrs. Gallup, Eatz, DeChirico, and Ramsey, life insurance premiums of $36,763, $22,153, $7,024, and $2,500, respectively, and an allowance for automobile expenditures for Messrs. Gallup and Eatz and Dr. DeChirico of $9,600 each. For 2001 — for Messrs. Gallup, Eatz, DeChirico, and Ramsey, life insurance premiums of $31,026, $22,706, $7,024, and $2,500, respectively, and an allowance for automobile expenditures for Messrs. Gallup and Eatz and Dr. DeChirico of $9,600 each.

(3)

Includes stock options granted for each of the above named officers as follows: For 2002 – for Messrs. Gallup and Eatz and Dr. DeChirico, options granted of 112,500 each; and for Mr. Ramsey, options granted of 33,750. For 2001 and 2003 – No options were granted to executive officers during the fiscal year.

Option Holdings

The table below presents information concerning option exercises during the past fiscal year and the value of unexercised options held as of the end of the fiscal year by each of the individuals listed in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired On	Value	May 31, 2003		May 31, 2003 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Edward L. Gallup	225,000	$1,830,600	90,000	112,500	$ 901,125	$1,267,500
Ralph A. Eatz	135,000	$ 801,000	180,000	112,500	$1,810,125	$1,267,500
Dr. Gioacchino DeChirico	123,750	$1,258,775	90,000	112,500	$ 901,125	$1,267,500
Steven C. Ramsey	102,375	$ 680,462	0	33,750	$ 0	$ 380,250

(1)

Based on the amount that the closing price as reported by NASDAQ exceeds the exercise price for the Common Stock at the end of the fiscal year. The closing price on May 30, 2003 was $14.27 per share (after adjusting for the three-for-two stock split announced on September 19, 2003).

Employment Contracts, Termination of Employment and Change of Control Arrangements

        The Company has in effect employment agreements (the “Agreements”) with four of its executive officers. The Company entered into written employment agreements with Edward L. Gallup and Ralph A. Eatz on October 13, 1998. Each agreement is for a five-year term and automatically renews for a five-year term, unless sooner terminated. The Agreements provide base salaries for Mr. Gallup and Mr. Eatz of $325,000 and $315,000, respectively. The Agreements also contain covenants prohibiting Mr. Gallup and Mr. Eatz from disclosing confidential information and from competing with the Company, both during and for specified periods after the termination of their employment.

        The Agreements with Mr. Gallup and Mr. Eatz obligate the Company to make certain payments to them in certain circumstances if their employment is terminated. If the Company terminates the employment of Mr. Gallup or Mr. Eatz “without cause”, then Mr. Gallup or Mr. Eatz would continue to be compensated at a rate equal to their average annual compensation (that is, their base salary plus their average bonus over the last two years) for the remainder of the five year period as renewed, and such amounts would be paid over such period of time rather than in a lump sum. “Cause” is defined in the Agreements generally to include dishonesty, embezzlement, continuing inability or refusal to perform reasonable duties assigned to him, and moral turpitude. If the Company terminates the employment of Mr. Gallup or Mr. Eatz within two years after a change of control, or if Mr. Gallup or Mr. Eatz terminate their own employment within 60 days after a change of control, then the Company instead must pay Mr. Gallup or Mr. Eatz a lump sum equal to five times their average annual compensation, plus certain additional amounts to compensate Mr. Gallup or Mr. Eatz if such payments subject Mr. Gallup or Mr. Eatz to a federal excise tax under Section 4999 of the Internal Revenue Code. The Company’s agreement to compensate these executives in connection with a change of control is designed to secure for the Company such executives’ full time and attention to negotiate the best deal for the Company and its shareholders in the event of a change of control without such executives being distracted by the effects of such change of control upon their own financial interest.

        The Company has in effect an employment agreement with Dr. Gioacchino DeChirico entered into on December 31, 1993. The agreement provides a base salary for Dr. DeChirico of $315,000. The agreement renews for a period of five years from each anniversary date unless sooner terminated based upon sales performance of Immucor Italia, S.r.l. The Company may only terminate the employment agreement “for cause”, as defined in the agreement. If the Company terminates the employment of the Employee “without cause”, the

Employee would receive his base annual salary for the remainder of the five-year period as renewed upon such termination. On October 13, 1998, the Company entered into a severance agreement with Dr. DeChirico, which clarifies the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Dr. DeChirico within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Dr. DeChirico a lump sum equal to five times his average annual compensation. Dr. DeChirico has agreed to refrain from competition with Immucor Italia, S.r.l. following the termination of the agreement for a period of two years if he is terminated without cause and for a period of four years if he is terminated for cause or if he voluntarily terminates the agreement.

        The Company entered into a written employment agreement with Steven C. Ramsey on October 13, 1998. This agreement is for a one-year term and automatically renews for a one-year term, unless sooner terminated. The agreement provides a base salary for Mr. Ramsey of $235,000. The agreement also contains covenants prohibiting Mr. Ramsey from disclosing confidential information and from competing with the Company, both during and for specified periods after the termination of his employment. The agreement also sets forth the rights and obligations of the parties in the event of a change of control. If the Company terminates the employment of Mr. Ramsey within two years after a change of control, or if he terminates his own employment within 60 days after a change of control, then the Company instead must pay Mr. Ramsey a lump sum equal to two times his average annual compensation. The agreement renews for a period of twelve months from each anniversary date unless sooner terminated. Mr. Ramsey has agreed to refrain from competition with Immucor for a period of two years after his employment has terminated and for any additional period that he is compensated by the Company.

Compensation Committee Report

Executive Officer Compensation

        Joseph E. Rosen and Dr. Mark Kishel are the members of the Compensation Committee of the Company’s Board of Directors, which was formed on November 10, 1992. The Compensation Committee annually determines the salary, incentive bonus and other compensation to be provided to the Company’s executive officers. The Committee believes the Board must act on the shareholders’ behalf when establishing executive compensation programs, and the Committee has developed a compensation policy, which is designed to attract and retain qualified key executive officers critical to the Company’s overall long-term success. As a result, the Committee develops a base salary, bonus incentive, and other long-term incentive compensation plans for its executive officers.

        Base Salary. The base salaries for the executive officers are governed by the terms of their employment agreements. See “Employment Contracts, Termination of Employment and Change of Control Arrangements” above. The employment agreements contain the general terms of each officer’s employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers’ ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. In determining whether the base salaries of the executive officers should be increased, the Committee considers numerous factors including the qualifications of the executive officer and the amount of relevant individual experience the executive officer brings to the Company, the financial condition and results of operations of the Company, and the compensation necessary to attract and retain qualified management.

        The Compensation Committee awarded an average of a four percent (4%) merit increase in the base salaries of the executive officers in December 2002 and December 2001, and no increase in August 2001. In December 2002, the committee also made a one–time adjustment to Messrs. Gallup, Eatz, DeChirico and Ramsey to bring their compensation in line with companies of similar market capitalization.

        Incentive Bonus. Each year the Compensation Committee recommends to the Board of Directors an incentive cash bonus pool to be paid to the Company’s executive officers, as well as all other managers within the Company, based upon the Company’s operating results. The amount of the bonus pool varies from year to year at the discretion of the Compensation Committee. No bonuses were paid to any executive officer in the fiscal year ended May 31, 2003. Messrs. Gallup, Eatz, DeChirico, and Ramsey received bonuses of $40,391, $39,242, $39,100, and $26,342, respectively, during fiscal year ended May 31, 2002. No bonuses were paid to any executive officer in the fiscal year ended May 31, 2001.

        Long-Term Incentives. The Company’s stock option program is the Company’s primary long-term incentive plan for executive officers and other key employees. The Compensation Committee reviews the financial performance of the Company, such as increases in income from operations and earnings per share, in determining whether options should be granted, the number of options to be granted, and the number of options that can be granted to executive officers as a group. The Stock Option Committee then determines the number of shares to be granted to individual executive officers. In this way, the long-term compensation of executive officers and other key employees are aligned with the interests of the Company’s shareholders. As a result, each key individual is provided a significant incentive to manage the Company’s performance from the perspective of an owner of the business with an equity stake. The number of shares subject to each option grant is based upon the executive officer’s tenure, level of responsibilities and position within the Company. Stock options are granted at market price and will only increase in value if the Company’s stock price increases. In addition, all stock option grants require various periods of minimum employment beyond the date of the grant in order to exercise the option. No stock options were granted to any executive officer during the fiscal year ended May 31, 2003. Stock options were granted to Messrs. Gallup and Eatz and Dr. DeChirico under the 1990 Stock Option Plan and to Mr. Ramsey under the 1998 Stock Option Plan during the fiscal year ended May 31, 2002. During the fiscal year ended May 31, 2001, no stock options were granted to any executive officer.

Chief Executive Officer Compensation

        No statistical criteria were used to establish the compensation of Mr. Gallup, but rather his base salary, stock options and portion of the bonus pool, if any, were subjectively determined taking into account that he was one of the founders of the Company, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1982, and has worked in the blood banking business for over 35 years. In July 2003, Dr. Gioacchino DeChirico succeeded Mr. Gallup as President of the Company. The Compensation Committee believes the salary paid and the options granted to Mr. Gallup will help align his interests with those of the Company and its shareholders. No bonus was earned by, or options granted to, Mr. Gallup in fiscal years 2003 or 2001. Mr. Gallup received a bonus of $40,391 and was granted 112,500 stock options in fiscal year 2002.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code limits, with certain exceptions, the Company’s corporate tax deduction for compensation paid to certain officers of the Company to no more than $1,000,000 per executive per year. Given the current level of compensation paid to the executive officers of the Company, the Company has not needed to address Section 162(m).

Compensation Committee Members                 Stock Option Committee Members
Joseph E. Rosen                                                 Dr. Mark Kishel
Dr. Mark Kishel                                                 Joseph E. Rosen

Performance Graph

        The following performance graph compares the cumulative total shareholder return on an investment of $100 in the Common Stock of the Company for the last five fiscal years with the total return of the S & P 500 and a Peer Group Index for the Company’s last five fiscal years. With the acquisition of Gamma Biologicals, Inc. during fiscal year ended May 31, 1999, the only other public company engaged in the blood bank reagent business is Johnson & Johnson through its Ortho-Clinical Diagnostics business unit. Due to the size and diversity of Johnson and Johnson, the Company does not believe it to be a true peer. For this reason, the Peer Group Index includes Xtrana, Inc., Biosite, Inc., Hycor Biomedical, Inc. and Meridian Bioscience, Inc., which the Company considers peers because they are medical technology companies without large pharmaceutical operations.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG IMMUCOR, INC., THE S & P 500 INDEX
AND A PEER GROUP

DOLLARS
400
350
300
250
200
150
100
50
0
5/98
5/99
5/00
5/01
5/02
5/03
IMMUCOR, INC.
S & P 500
PEER GROUP

* $100 invested on 5/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending May 31.

Compensation of Directors

        Members of the Board of Directors, who are not also executive officers of the Company, receive an annual retainer of $10,000, $1,000 per meeting, and are reimbursed for all travel expenses to and from meetings of the Board. Committee members do not receive compensation for committee meetings attended. In addition, the Company provides each of the non-employee directors a grant of an option to purchase shares of the Company’s Common Stock upon their election as a director at the stock’s then current fair market value, and at the direction of the Board, they may receive additional options. The amount of shares subject to the option is determined at the time of the grant. Subsequent to the fiscal year ended May 31, 2003, stock options to purchase 22,500 shares at an option price of $15.23 were granted to Mr. Harris. Mr. Rosen holds an option to purchase 29,250 shares, and each of Mr. Bowers, Mr. Harris, and Dr. Kishel holds an option to purchase 22,500 shares of the Company’s Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission thereunder require the Company’s executive officers and directors and persons who own more than ten percent of the Company’s Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and

Exchange Commission. Executive officers, directors and persons owning more than ten percent of the Company’s Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required for those persons, the Company believes that, during the fiscal year ended May 31, 2003, all filing requirements applicable to its executive officers, directors and owners of more than ten percent of the Company’s Common Stock were met, except that Dr. Kishel, a member of the board of directors, was late in filing one Form 4 for one transaction that took place during the fiscal year ended May 31, 2003.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,321,224	$3.93	136,043
Equity compensation plans not approved by security holders *	1,322,987	$3.27	30,263
Total	2,644,211	$3.60	166,306

        The Company has various stock option plans that authorize the Company’s Stock Option Committee to grant employees, officers and directors options to purchase shares of the Company’s common stock. Exercise prices of stock options are determined by the Compensation Committee and have generally been the fair market value at the date of the grant.

        The Company’s 1990 Non-Incentive Stock Option Plan authorizes the grant of options to employees, officers and directors for up to 1,687,500 shares of the Company’s common stock. Options to purchase 30,263 shares remain available for future grants under this plan. Options granted under this plan generally have 10-year terms and generally the option becomes exercisable with respect to 50% of the shares after two years of employment, becomes exercisable with respect to an additional 25% of the shares after three years of employment, and becomes exercisable with respect to the remaining 25% of the shares after four years of continued employment following the date of grant.

        The Company’s 1995 Non-Incentive Stock Option Plan authorizes the grant of options to employees, officers and directors for up to 2,378,750 shares of the Company’s common stock. There are no shares available for future grants under this plan. Options granted under this plan generally have 10-year terms and generally the option becomes exercisable with respect to 50% of the shares after two years of employment, becomes exercisable with respect to an additional 25% of the shares after three years of employment, and becomes exercisable with respect to the remaining 25% of the shares after four years of continued employment following the date of grant.

        The Company’s 1998 Non-Incentive Stock Option Plan authorizes the grant of options to employees, officers and directors for up to 2,250,000 shares of the Company’s common stock. Options to purchase 136,043 shares remain available for future grants under this plan. Options granted under this plan generally have 10-year terms and generally the option becomes exercisable with respect to 50% of the shares after two years of employment, becomes exercisable with respect to an additional 25% of the shares after three years of employment, and becomes exercisable with respect to the remaining 25% of the shares after four years of continued employment following the date of grant.

        The foregoing option data is as of May 31, 2003, the end of our most recently completed fiscal year, but has been adjusted to reflect the effect of the three-for-two stock split announced on September 19, 2003.

PROPOSAL TWO: APPROVAL OF THE IMMUCOR, INC. 2003
STOCK OPTION PLAN

Introduction

        On August 8, 2003, the Board of Directors adopted the 2003 Stock Option Plan (the “Plan”). The Company is seeking shareholder approval of the Plan.

        Approval of the Plan by the shareholders is intended, among other things to enable the Company to grant incentive stock options (“ISOs”) under Section 422 of the Code. In addition, the Nasdaq Stock Market, on which shares of the Company’s Common Stock are listed, requires stockholder approval of a plan pursuant to which stock may be acquired by officers or directors. Approval of the Plan by shareholders is also required in order for the Company to grant incentive stock options under current federal income tax laws.

        The Board of Directors believes that stock-based incentives are an important element of the Company’s compensation package, particularly for senior employees. The purpose of the Plan is to secure for the Company and its shareholders the benefits arising from capital stock ownership by those who will contribute to its future growth and continued success. The Plan is also expected to assist the Company in attracting and retaining selected individuals and to provide incentives to selected individuals for increased efforts and successful achievement on behalf of or in the interest of the Company.

        As of September 26, 2003, approximately 170,000 shares of Common Stock remain available for issuance upon the grant of options under the Company’s stock option plans. Based on the Company’s experience, the Company believes that this number will be insufficient to provide for expected grants over the next few years, and that if the Plan is not approved by shareholders, the lack of sufficient available options may hinder the Company’s ability to recruit and retain qualified employees, officers and directors.

Description of the Plan

        Common Stock Subject to the Plan. 400,000 shares of the Company’s Common Stock have been reserved for use upon the exercise of options granted from time to time under the Plan. That number would be adjusted in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split or similar corporate change involving the Common Stock. If an Option granted under the Plan expires or terminates without having been exercised while the Plan remains in effect, the shares of Common Stock subject to such option shall be available again for grant under the Plan. On September 15, 2003, the last sale price for the Common Stock was $17.67 per share (after adjustment for the three-for-two stock split announced on September 19, 2003). As of such date, the aggregate market value of the Common Stock issuable under the Plan was $7,068,000. As of the date of this Proxy Statement, no options have been granted under the Plan.

        Administration of the Plan. The Stock Option Committee of the Board of Directors will administer the Plan. The Stock Option Committee is subject to the Board of Directors of the Company, and the Board of Directors may exercise all the powers of the Stock Option Committee, subject to applicable law.

        Participation. The Stock Option Committee may grant options to any employee or director of the Company or its subsidiaries. As of May 31, 2003, the Company employed approximately 521 persons and its board of directors is comprised of 8 persons. The Stock Option Committee will determine which employees and directors of the Company will be granted options (the “Participants”), the number of shares of Common Stock to be covered by those Options, the terms and conditions of each option and any voting and transfer restrictions on the Common Stock issued upon exercise of each option.

        Terms of Options. On the date of grant, the Stock Option Committee will determine the option exercise price, the vesting schedule and the expiration date for each option. The Stock Option Committee may, in its discretion, accelerate the exercisability of any option at any time and for any reason. Upon exercise, Participants must pay for the underlying shares of Common Stock in cash or by tendering shares of Common Stock owned by the Participant, and the Stock Option Committee also has discretion to accept a promissory note of the Participant instead. Options under the Plan are generally not transferable except under state laws governing estates upon a Participant’s death.

        Termination of Employment. The Stock Option Committee has the authority to determine the rights of employees upon termination concerning their options, and may provide for immediate or deferred termination of an option, and acceleration of vesting.

        Amendment of Plan. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan. Unless expressly authorized in the Plan, no amendment, suspension or termination of the Plan may adversely affect any option previously granted under the Plan without the consent of the Participant affected.

        New Plan Benefits. Future grants of Options under the Plan, if any, that will be made to eligible participants are subject to the discretion of the Stock Option Committee and, therefore, are not determinable at this time. As shown in the following table, no Options have been granted under the Plan as of September 26, 2003:

Name and Position	Dollar Value ($)	Number of Units
Edward L. Gallup, Chairman of the Board and Chief Executive Officer	0	0

Dr. Gioacchino DeChirico, Director, President and Chief Operating Officer	0	0

Ralph A. Eatz, Director and Senior Vice President--Chief Scientific Officer	0	0

Steven C. Ramsey, Vice President--Chief Financial Officer and Secretary	0	0

All executive officers as a group	0	0

All non-employee directors as a group	0	0

All Company employees, other than executive officers, as a group	0	0

Federal Tax Consequences of Options

        Under current federal income tax laws, generally the grant of a non-qualified stock option does not result in any income to the Participant for federal income tax purposes, or any deduction for the Company. At the time of exercise, however, the Participant generally will recognize ordinary income to the extent that the fair market value of the shares received exceeds the option exercise price, and the Company may take a corresponding deduction. Upon a sale of the shares, the Participant will recognize long-term capital gain if the shares have been held for the required holding period. The amount of the long-term capital gain will be the sale price less the fair market value of the shares on the exercise date.

        If the option is an incentive stock option, no income will be recognized for federal income tax purposes at the time of grant or exercise, and the Company will not receive any corresponding deduction. The optionee will be subject to federal income tax when the optionee sells the shares acquired upon the exercise of the incentive stock option. Upon a sale of the shares, the Participant will recognize long-term capital gain if the shares have been held for the required holding periods. The amount of the long-term capital gain will be the sale price less the option exercise price. The Company will not be entitled to a federal income tax deduction as to any amount taxed as long-term capital gain in connection with the sale of shares acquired upon the exercise of an incentive stock option. In order to be an incentive stock option, the shareholders of the Company must approve the plan under which the option was granted, within one year of the date of adoption of the plan by the Board of Directors.

        The Plan is not qualified under Section 401(a) of the Internal Revenue Code. In addition, the Plan generally is not subject to the Employee Retirement Income Security Act of 1974.

        Text of the Plan. The preceding summary is qualified in its entirety by reference to the complete text of the Plan which is set forth in Appendix B to this Proxy Statement.

Required Vote; Recommendation

        Approval of the Plan requires a majority of the total votes cast in person or by proxy. Abstentions and broker non-votes will have no effect on the vote.

BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE PLAN AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY
INSTRUCTIONS ARE INDICATED THEREON.

Independent Auditors

        Ernst & Young LLP, Atlanta, Georgia, acted as the Company’s independent auditors for the fiscal year ended May 31, 2003. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Company has not yet selected anyone to act as the Company’s independent auditors for its fiscal year ending May 31, 2004. The Board makes such a selection annually at an Audit Committee meeting at the end of the calendar year.

Independent Auditor Fee Information

Audit Fees

        Fees for audit services totaled approximately $878,887 during the fiscal year ended May 31, 2003 and approximately $651,407 during the fiscal year ended May 31, 2002, including fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees

        Fees for audit-related services totaled approximately $25,000 during the fiscal year ended May 31, 2003 and approximately $21,000 during the fiscal year ended May 31, 2002. Audit-related services principally represent fees for employee benefit plan audits.

Tax Fees

        Fees for tax services, including tax compliance, tax advice and tax planning services, totaled approximately $500,323 during the fiscal year ended May 31, 2003 and $174,916 during the fiscal year ended May 31, 2002.

All Other Fees

        Fees for all other services not included above totaled approximately $10,060 during the fiscal year ended May 31, 2003 and $17,143 during the fiscal year ended May 31, 2002, principally including human resource advisory services.

        The Audit Committee considered whether the provision of these non-audit services by Ernst & Young LLP was compatible with maintaining the independence of Ernst & Young LLP and concluded that such independence has been maintained.

Shareholder Proposals

        Immucor’s shareholders may submit proposals that they believe should be voted on at the annual meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in Immucor’s 2004 proxy statement. Immucor must receive all such submissions no later than June 27, 2004. Alternatively, under Immucor’s Bylaws, if a shareholder does not wish to include a proposal or a nomination for the 2004 annual shareholders’ meeting in Immucor’s proxy statement, the shareholder may submit the proposal or nomination not less than 60 days prior to the anniversary of the date on which Immucor first mailed its proxy materials for the 2003 annual meeting, unless the date of the 2004 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2003 annual meeting. For Immucor’s 2004 annual meeting, Immucor must receive such proposals and nominations no later than August 1, 2004. If the date of the 2004 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2003 annual meeting, the shareholder must submit any such proposal or nomination no later than the close of business on the later of the 60th day prior to the 2004 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Management proxies appointed in the enclosed Proxy will be allowed to use their discretionary voting authority with respect to any proposal intended to be presented by a shareholder at the 2004 annual meeting for which the shareholder did not timely seek inclusion in the Company’s Proxy Statement and form of Proxy for that meeting and which was not received by the Company by August 31, 2003.

Miscellaneous

        The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company’s Common Stock, and normal handling charges may be paid for such forwarding service.

        The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 2003, including financial statements and schedules thereto, to any record or beneficial owner of its Common Stock as of the close of business on October 6, 2003, who requests a copy of such report. Any request for the Form 10-K should be made in writing and addressed to: Steven C. Ramsey, Vice President — Chief Financial Officer and Secretary, Immucor, Inc., 3130 Gateway Drive, PO Box 5625, Norcross, GA 30091-5625. If the person requesting the Form 10-K was not a shareholder of record at the close of business on October 6, 2003, the request must include a representation that such person was a beneficial owner of Common Stock of the Company on that date. A copy of any exhibits to the Form 10-K will be furnished upon specific request and upon the payment of the Company’s expenses in furnishing such exhibits.

                                           By Order of the Board of Directors

                       STEVEN C. RAMSEY,
Secretary

September 26, 2003

Appendix A

Audit Committee Charter (As Amended August 8, 2003)

Organization

The Audit Committee of the board of directors of Immucor, Inc. will operate under this charter, which has been adopted by the board of directors. The committee will be appointed by the board of directors and will be comprised of at least three directors who are “independent directors,” as defined under the applicable provisions of the Securities Exchange Act of 1934, as amended, the rules of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and the rules of the NASDAQ Stock Market, Inc., as they each may be interpreted and amended from time to time (collectively, the “Applicable Rules”). All committee members will be financially literate, as defined or required by the Applicable Rules. Further, at least one member will have accounting or related financial management expertise that results in the member’s financial sophistication, as defined or required by the Applicable Rules, and at least one member will qualify as an “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC, and as such rule may be amended from time to time; provided, however, that the same member may satisfy both the financial sophistication and the audit committee financial expert requirements. The committee must review and reassess the adequacy of this charter as conditions dictate and at least annually, and will recommend any proposed changes to the board of directors for approval.

Statement of Policy

The committee will provide assistance to the board of directors in fulfilling the board of directors’ responsibilities to the Company, the Company’s shareholders, potential shareholders, and the investment community to monitor and oversee the Company’s financial statements, financial reporting process, internal accounting systems, financial controls, internal controls over financial reporting, internal audit function, and the annual audit of the Company’s financial statements by the independent auditors. The committee is also directly responsible for the selection, compensation, retention and oversight of the work of the internal and independent auditors, the pre-approval of any audit or permissible non-audit engagement or relationship between the Company and the independent auditors, and the preparation of the report that the SEC requires to be included in the Company’s annual proxy statement. In performing its duties, it is the responsibility of the committee to maintain free and open communication with the other directors, the independent auditors, the internal audit representatives and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company, and to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

A primary responsibility of the committee is to oversee the Company’s accounting, financial reporting and internal control processes on behalf of the board of directors and report the results of the committee’s activities to the board of directors. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the policies and procedures of the committee should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk controls, and ethical behavior.

The following shall be the common recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate given changing circumstances.

o

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K, including management’s and the independent auditors’ judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee will discuss with management and the independent auditors the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

o

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s quarterly report on Form 10-Q. Also, the committee will discuss with management and the independent auditors the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

o

The committee shall discuss with the internal audit representatives and the independent auditors the overall scope and plans for their respective audits, including the adequacy of personnel resources and compensation. Also, the committee will discuss with management, the internal audit representatives, and the independent auditors the adequacy and effectiveness of the accounting, financial controls and internal controls over financial reporting, including the Company’s systems to monitor and manage business risk and legal and ethical compliance programs. The committee must hold meetings with the internal audit representatives, in executive session without management present, to discuss the matters that the committee or the internal auditors believe should be discussed. Further, the committee must hold meetings with the independent auditors, in executive sessions without management present, to discuss the results of the independent auditors’ examinations and to discuss other matters that the committee or the independent auditors believe should be discussed. The committee may hold other meetings with management present, as the committee deems appropriate.

o

Another primary responsibility of the audit committee is to oversee directly the relationship between the Company and the independent auditors. The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the committee. Without limiting the generality of the foregoing statement, the committee must, and shall have the sole authority to do all of the following in accordance with applicable law and the Applicable Rules (subject to shareholder approval or ratification, if such approval or ratification is required by applicable law, the Applicable Rules, or the Company’s Articles of Incorporation or Bylaws, or is otherwise sought even though not required):

o	pre-approve all audit services and permissible non-audit services;

o	select, determine funding for, retain and oversee the work of the independent auditors;

o	establish procedures regarding the receipt, retention and treatment of complaints received by the Company of concerns regarding questionable accounting or auditing matters;

o	establish procedures permitting the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters; and

o

engage independent counsel and other advisors, as the committee determines necessary to carry out its duties, and to determine funding for such independent counsel and advisors, which funding shall be provided by the Company.

The committee must receive from the independent auditors a written statement that discloses all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1. The committee must also actively discuss with the independent auditors any relationships or services disclosed in the written statement that may impact the objectivity and independence of the independent auditors. Further, the committee shall take, or recommend that the board of directors shall take, appropriate action to oversee the independence of the independent auditors.

Appendix B

IMMUCOR, INC.
2003 STOCK OPTION PLAN

    1.        Purpose. This 2003 STOCK OPTION PLAN (the “Plan”) has been established by Immucor, Inc., a Georgia corporation (the “Company”), to secure for the Company and its shareholders the benefits arising from capital stock ownership by those who will contribute to its future growth and continued success. The Plan will provide a means whereby such persons may purchase shares of the common stock, $0.10 par value, of the Company (“Common Stock”) pursuant to options.

    2.       Administration

    (a)        The authority to manage and control the operation and administration of the Plan shall be vested in a committee (the “Committee”) of at least three (3) members of the Board of Directors to be appointed at the pleasure of the Board of Directors of the Company.

    (b)        The Committee shall be subject in all respects to the supervisory prerogative of the Board of Directors of the Company. To the extent permitted by applicable law, the powers of the Committee may be exercised by the Board of Directors, in which case the references to the Committee shall be construed to apply equally to the Board of Directors.

    (c)        The Committee shall have the power to interpret and apply the Plan and to make regulations for carrying out its purpose. Any interpretation of the Plan by the Committee and any decision made by the Committee on any other matter relating to the Plan shall be final and binding on all persons.

    (d)        No member of the Committee shall be liable for any action or determination made in good faith and permitted by the terms of the Plan.

    3.        Participation. Subject to the terms of the Plan, the Committee shall determine and designate, from time to time, employees and directors of the Company to whom options are to be granted (the “Participants”), the number of shares of Common Stock that shall be subject to options granted to each Participant, the terms and conditions of each option, and the voting and transfer restrictions, if any, to which the shares of Common Stock obtainable upon exercise of each option shall be subject.

    4.        Shares Subject to the Plan. The shares of stock that may be subject to options under the Plan shall be shares of Common Stock, and may consist of either unissued shares or shares held in the treasury of the Company. The aggregate number of shares of Common Stock for which options may be granted under the Plan shall not exceed Four Hundred Thousand Shares (400,000) shares, subject to such adjustments as may take place in accordance with Section 12. If, as to any number of shares, any option granted pursuant to the Plan expires or terminates while the Plan remains in effect, such number of shares shall again be available for grant under the Plan.

    5.        Option Price. The price at which a share of Common Stock may be purchased pursuant to the exercise of an option under the Plan, shall be fixed by the Committee on the date the option is granted.

    6.        Option Expiration Date. The “Expiration Date” with respect to an option granted to a Participant under the Plan means the date established by the Committee as the date after which the option is not exercisable.

    7.        Exercise of Option.

    (a)        Each option shall be exercisable at such time or times as shall be established hereunder. The Committee may, in its discretion, accelerate the exercisability of any one or more options at any time and for any reason. A Participant may exercise an option by giving written notice (the “Exercise Notice”) thereof prior to the option’s Expiration Date to the Secretary of the Company at the Company’s corporate headquarters.

    (b)        The full purchase price of the shares purchased pursuant to the exercise of an option shall be paid in cash or check or by tender of stock certificates in proper form for transfer to the Company representing shares of Common Stock valued at the last sales price of the Common Stock on the preceding business day as reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System, or any successor system, or by any combination of the foregoing, contemporaneously with the giving of the Exercise Notice. The Committee also may accept in payment of all or part of the purchase price a promissory note of the Participant. In addition to payment of the full price, the Participant shall pay to the Company at the time of exercise, or shall otherwise make arrangements satisfactory to the Committee regarding payment of, any additional amount that the Committee deems necessary to satisfy the Company’s liability to withhold federal, state or local income or other taxes incurred by reason of exercise of the option.

    8.        Termination of Employment. The Committee may specify, with respect to the options granted to any particular Optionee who is an employee of the Company, the effect upon such Optionee’s right to exercise an option of the termination of such Optionee’s employment under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an option, or acceleration of the date at which an option may be exercised in full.

    9.        Compliance With Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock under the Plan unless such issuance is in compliance with all applicable laws and any applicable requirements of any securities exchange on which the Common Stock is traded. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement from the recipient as evidence of such compliance, including, in some cases, an acknowledgment by the recipient that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.

    10.        Transferability and Restrictions Upon Transfer and Voting. Options under the Plan are not transferable except by will or under the laws of descent and distribution. Options may be exercised during the lifetime of the Participant only by the Participant. Shares of Common Stock received upon exercise of options granted under the Plan may be subject to such voting and transfer restrictions as the Committee in its sole discretion shall establish at the time such options are granted. If the transfer or voting of shares obtained upon exercise of an option is restricted, certificates representing such shares may bear a legend referring to such restrictions.

    11.        Employment and Shareholder Status. This Plan, any document describing this Plan, the grant of any option hereunder, and any agreement evidencing the grant of such option shall not be construed to give any Participant or any other person a right to employment or continued employment by the Company or affect the right of the Company to terminate the employment of any such person with or without cause. The grant of an option under the Plan shall not confer upon the holder thereof any right as a shareholder of the Company. No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of record with respect to any shares of Common Stock issuable upon exercise of such option until such option is exercised and certificates representing such shares have been issued and delivered.

    12.        Adjustments and Ownership Changes.

    (a)        In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, or similar corporate change involving the Common Stock, the aggregate number and kind of shares subject to options outstanding or to be granted under the Plan shall be proportionately adjusted or modified, and the terms of any outstanding option shall be adjusted or modified accordingly.

    (b)        Unless otherwise provided in the Option Agreement (as defined in Section 13 hereof), in the event of any merger, consolidation, reorganization, division or other corporate transaction in which the Common Stock is converted into another security or into the right to receive securities or property of the Company or of any other entity (an “Ownership Change”), the Company shall have the right, at its discretion, to provide for the assumption or substitution of comparable stock options in place of the options theretofore granted hereunder.

    (c)        Unless otherwise provided in the Option Agreement (as defined in Section 13 hereof), in the event such an Ownership Change takes place and provision is not made for such assumption or substitution, or in the event that the Company sells all or substantially all of its assets, or engages in a liquidation of all or substantially all of its assets (a “Termination Event”), the Committee may, in its discretion, accelerate the exercisability of any one or more options in accordance with Section 7. It is the policy of the Company that the decision whether to accelerate the exercisability of outstanding options take into account such factors as the profitability of the transaction giving rise to the Termination Event to the shareholders of the Company, the likelihood that the business of the Company will substantially continue under the same, different or changed ownership following such transaction, the tenure and performance of individual Participants, the possibility that some or all of the Participants receive or are invited to participate in benefits or benefit plans if they continue as employees of the successor to the Company’s business or other consideration in connection with such transaction, and any other factors that may be appropriate within the scope of their business judgment. Whether or not such acceleration occurs, all outstanding exercisable and non-exercisable options shall be canceled to the extent they remain unexercised at the time such transaction is consummated.

    (d)        In no event shall any fraction of a share of stock be issued upon the exercise of an option.

    13.        Agreement With Company. At the time of a grant of an option, the Committee shall require a Participant to enter into a written agreement with the Company in a form specified by the Committee (the “Option Agreement”). The Option Agreement shall reflect the Participant’s agreement to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe. No option purported to be granted pursuant to the Plan shall be valid or binding on the Company unless evidenced by an Option Agreement approved by the Committee.

    14.        Amendment and Termination of Plan. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan. No amendment, suspension or termination of the Plan (other than in connection with such actions as are expressly authorized in the Plan) shall adversely affect or impair any option previously granted under the Plan without the consent of the holder thereof.

Appendix C

REVOCABLE PROXY

        Annual Meeting of Shareholders of Immucor, Inc. to be held November 14, 2003

        The undersigned shareholder(s) of Immucor, Inc. (the “Company”) hereby appoints, constitutes and nominates Edward L. Gallup and Ralph A. Eatz, and each of them, the attorney, agent and proxy of the undersigned, with individual power of substitution, as proxies to appear and vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Friday, November 14, 2003, at 10:00 a.m., local time, at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

    1.        ELECTION OF DIRECTORS. To elect the following seven people as directors as follows: Ralph A. Eatz, Edward L. Gallup, Dr. Gioacchino DeChirico, Joseph E. Rosen, Roswell S. Bowers, Dr. Mark Kishel and John A. Harris to serve until the next annual meeting and until their successors are duly elected and qualified.

[__] For All Nominees           [__] For All Except           [__] Against All Nominees

(Instructions: To withhold authority to vote for any nominee, mark the “For All Except” box and strike a line through the nominee’s name in the list provided above. Any proxy card executed in such a manner as to not withhold authority to vote for the election of any nominee shall be deemed to grant authority to vote “For” such nominee.)

    2.        2003 STOCK OPTION PLAN: To approve the Immucor, Inc. 2003 Stock Option Plan

    [__]        For [__]           Against [__]           Abstain

    3.        In their discretion, upon such other matters as may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

    [__]        For [__]           Against [__]           Abstain

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE DIRECTORS PRESENT AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS USE. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual meeting of Shareholders, or by the filing of a properly completed proxy that is later dated, prior to a vote being taken on a particular proposal at the Meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Meeting and a proxy statement dated September 26, 2003.

Dated: _________________, 2003                                                       [__] Check Box if You Plan
                                                                                                                               to Attend Meeting

PRINT NAME OF SHAREHOLDER                                                  PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER                                                    SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this card. When joint tenants hold shares, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        To vote in accordance with the Board of Director recommendations, just sign and date this proxy; no boxes need to be checked.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.